SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
REVENUE:
Minimum rent	$546,353	$531,196	$2,020,856	$1,937,657
Overage rent	42,480	39,260	95,767	85,536
Tenant reimbursements	265,464	247,975	946,554	896,901
Management fees and other revenues	21,940	20,835	82,288	77,766
Other income	50,794	50,524	186,689	168,993
Total revenue	927,031	889,790	3,332,154	3,166,853
EXPENSES:
Property operating	109,814	105,749	441,203	421,576
Depreciation and amortization	224,002	232,097	856,202	849,911
Real estate taxes	74,538	73,938	300,174	291,113
Repairs and maintenance	31,279	30,239	105,983	105,489
Advertising and promotion	32,819	34,641	88,480	92,377
Provision for credit losses	4,647	4,796	9,500	8,127
Home and regional office costs	33,643	32,314	129,334	117,374
General and administrative	2,732	4,462	16,652	17,701
Other	23,905	23,387	64,397	57,762
Total operating expenses	537,379	541,623	2,011,925	1,961,430
OPERATING INCOME	389,652	348,167	1,320,229	1,205,423
Interest expense	(210,848)	(204,956)	(821,858)	(799,092)
Minority interest in income of consolidated entities	(4,012)	(5,009)	(11,524)	(13,743)
Income tax expense of taxable REIT subsidiaries	(3,975)	(5,013)	(11,370)	(16,229)
Income from unconsolidated entities and beneficial interests, net	35,116	30,762	110,819	81,807
Gain (loss) on sales of assets and interests in unconsolidated entities, net	81,381	(13,390)	132,787	(838)
Limited partners’ interest in the Operating Partnership	(54,232)	(26,755)	(128,661)	(75,841)
Preferred distributions of the Operating Partnership	(6,332)	(6,924)	(26,979)	(28,080)
Income from continuing operations	226,750	116,882	563,443	353,407
Discontinued operations, net of Limited Partners’ interest	242	117	331	6,498
Gain on sale of discontinued operations, net of Limited Partners’ interest	—	17,185	66	115,844
NET INCOME	226,992	134,184	563,840	475,749
Preferred dividends	(22,324)	(18,525)	(77,695)	(73,854)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$204,668	$115,659	$486,145	$401,895

SIMON
Per Share Data
Unaudited

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Basic Earnings Per Common Share:
Income from continuing operations	$0.93	$0.45	$2.20	$1.27
Discontinued operations—results of operations and gain on sale, net	—	0.07	—	0.55
Net income available to common stockholders	$0.93	$0.52	$2.20	$1.82
Percentage Change	78.8%		20.9%
Diluted Earnings Per Common Share:
Income from continuing operations	$0.92	$0.44	$2.19	$1.27
Discontinued operations—results of operations and gain on sale, net	—	0.08	—	0.55
Net income available to common stockholders	$0.92	$0.52	$2.19	$1.82
Percentage Change	76.9%		20.3%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	December 31,	December 31,
	2006	2005
ASSETS:
Investment properties, at cost	$22,863,963	$21,745,309
Less—accumulated depreciation	4,606,130	3,809,293
	18,257,833	17,936,016
Cash and cash equivalents	929,360	337,048
Tenant receivables and accrued revenue, net	380,128	357,079
Investment in unconsolidated entities, at equity	1,526,235	1,562,595
Deferred costs and other assets	990,899	938,301
Total assets	$22,084,455	$21,131,039
LIABILITIES:
Mortgages and other indebtedness	$15,394,489	$14,106,117
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,109,190	1,092,334
Cash distributions and losses in partnerships and joint ventures, at equity	227,588	194,476
Other liabilities, minority interest and accrued dividends	178,250	163,524
Total liabilities	16,909,517	15,556,451
COMMITMENTS AND CONTINGENCIES
LIMITED PARTNERS’ INTEREST IN THE OPERATING PARTNERSHIP	837,836	865,565
LIMITED PARTNERS’ PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	357,460	401,727
STOCKHOLDERS’ EQUITY
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 17,578,701 and 25,632,122 issued and outstanding, respectively, and with liquidation values of $878,935 and $1,081,606, respectively	884,620	1,080,022
Common stock, $.0001 par value, 400,000,000 shares authorized, 225,797,566 and 225,165,236 issued and outstanding, respectively	23	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—
Capital in excess of par value	5,010,256	4,998,723
Accumulated deficit	(1,740,897)	(1,551,179)
Accumulated other comprehensive income	19,239	9,793
Common stock held in treasury at cost, 4,378,495 and 4,815,655 shares, respectively	(193,599)	(230,086)
Total stockholders’ equity	3,979,642	4,307,296
Total liabilities and stockholders’ equity	$22,084,455	$21,131,039

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2006		2005		2006		2005
REVENUE:
Minimum rent	$298,273		$279,733		$1,092,514		$1,035,351
Overage rent	38,479		33,554		90,125		81,766
Tenant reimbursements	158,723		147,963		556,366		530,044
Other income	40,783		30,453		150,468		126,232
Total revenue	536,258		491,703		1,889,473		1,773,393
EXPENSES:
Property operating	100,694		81,845		375,546		348,581
Depreciation and amortization	89,956		83,610		324,042		317,339
Real estate taxes	32,780		34,628		133,517		131,571
Repairs and maintenance	23,193		24,660		84,766		82,369
Advertising and promotion	18,307		13,565		43,968		36,759
Provision for credit losses	736		1,676		4,659		9,332
Other	39,620		37,765		126,172		120,230
Total operating expenses	305,286		277,749		1,092,670		1,046,181
OPERATING INCOME	230,972		213,954		796,803		727,212
Interest expense	(112,474)		(100,108)		(432,190)		(387,027)
Income (loss) from unconsolidated entities	485		—		1,204		(1,892)
Gain (loss) on sale of asset	(100)		1,423		(6)		1,423
Income from Continuing Operations	118,883		115,269		365,811		339,716
Income from consolidated joint venture interests(A)	332		1,175		912		2,497
Income (loss) from discontinued joint venture interests(A)	105	(B)	(1,565	)(C)	736	(B)	(2,452	)(C)
Gain (loss) on disposal or sale of discontinued operations, net	—		(32,760	)(C)	20,375	(B)	65,599	(C)
NET INCOME	$119,320		$82,119		$387,834		$405,360
Third-party investors’ share of net income	$72,011		$51,648		$232,499		$238,265
Our share of net income	47,309		30,471		155,335		167,095
Amortization of excess investment	(12,490)		(12,197)		(49,546)		(48,597)
Income from Beneficial Interests and Other, net	296		—		15,605	(D)	—
Write-off of investment related to properties sold	(4	)(B)	(902	)(C)	(2,846	)(B)	(38,666	)(C)
Our share of net gain related to properties sold	5	(B)	13,390	(C)	(7,729	)(B)	1,975	(C)
Income from unconsolidated entities and beneficial interests, net	$35,116		$30,762		$110,819		$81,807

SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	December 31,	December 31,
	2006	2005
ASSETS:
Investment properties, at cost	$10,669,967	$9,915,521
Less—accumulated depreciation	2,206,399	1,951,749
	8,463,568	7,963,772
Cash and cash equivalents	354,620	334,714
Tenant receivables	258,185	207,153
Investment in unconsolidated entities	176,400	135,914
Deferred costs and other assets	307,468	304,825
Total assets	$9,560,241	$8,946,378
LIABILITIES AND PARTNERS’ EQUITY:
Mortgages and other indebtedness	$8,055,855	$7,479,359
Accounts payable, accrued expenses and deferred revenue	513,472	403,390
Other liabilities	255,633	189,722
Total liabilities	8,824,960	8,072,471
Preferred units	67,450	67,450
Partners’ equity	667,831	806,457
Total liabilities and partners’ equity	$9,560,241	$8,946,378
Our Share of:
Total assets	$4,113,051	$3,765,258
Partners’ equity	380,150	429,942
Add: Excess Investment(E)	918,497	938,177
Our net investment in joint ventures	$1,298,647	$1,368,119
Mortgages and other indebtedness	$3,472,228	$3,169,662

SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)       Consolidation occurs when the Company acquires an additional ownership interest in a joint venture and, as a result, gains control of the joint venture. These interests have been separated from operational interests to present comparative results of operations for those joint ventures held as of December 31, 2006. Discontinued joint venture interests represent assets and partnership interests that have been sold.

(B)        Primarily attributable to the sale of Great Northeast Plaza, a community center, on April 25, 2006.

(C)        Primarily attributable to the sale of Metrocenter, a regional mall in Phoenix, Arizona, on January 11, 2005, and the sale of Forum Entertainment Centre, a retail property in Montreal, Canada, on December 22, 2005.

(D)       Represents beneficial interest in earnings from a mall for the period from August 2004 through and including a portion of the fourth quarter of 2006 attributable to a transfer from a Simon family affiliate of rights to receive certain cash flow distributions, capital transaction proceeds and related profits and losses. On November 3, 2006, the Company received proceeds from a capital transaction related to this beneficial interest.

(E)        Excess investment represents the unamortized difference of the Company’s investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net Income(2)(3)(4)(5)	$226,992	$134,184	$563,840	$475,749
Adjustments to Net Income to Arrive at FFO:
Limited partners’ interest in the Operating Partnership and preferred distributions of the Operating Partnership	60,564	33,679	155,640	103,921
Limited partners’ interest in Discontinued Operations	65	15	87	1,744
Depreciation and amortization from consolidated properties, beneficial interests and discontinued operations	221,381	230,922	854,394	850,519
Simon’s share of depreciation and amortization from unconsolidated entities	53,872	53,547	209,428	205,981
Tax provision related to sale	—	(1,961)	—	(428)
Gain on sales of assets and interests in unconsolidated entities and discontinued operations, net of limited partners’ interest	(81,381)	(3,795)	(132,853)	(115,006)
Minority interest portion of depreciation and amortization	(2,417)	(2,185)	(8,639)	(9,178)
Preferred distributions and dividends	(28,656)	(25,449)	(104,674)	(101,934)
FFO of the Simon Portfolio	$450,420	$418,957	$1,537,223	$1,411,368
Per Share Reconciliation:
Diluted net income available to common stockholders per share	$0.92	$0.52	$2.19	$1.82
Adjustments to net income to arrive at FFO:
Depreciation and amortization from consolidated properties and beneficial interests, and Simon’s share of depreciation and amortization from unconsolidated entities, net of minority interest portion of depreciation and amortization	0.98	1.01	3.78	3.73
Gain on sales of assets and interests in unconsolidated entities and discontinued operations, net of limited partners’ interest	(0.29)	(0.03)	(0.47)	(0.52)
Tax provision related to sale	—	(0.01)	—	—
Impact of additional dilutive securities for FFO per share	(0.04)	(0.02)	(0.11)	(0.07)
Diluted FFO per share	$1.57	$1.47	$5.39	$4.96

Details for per share calculations:
FFO of the Simon Portfolio	$450,420	$418,957	$1,537,223	$1,411,368
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	13,688	14,247	56,095	56,871
Diluted FFO of the Simon Portfolio	464,108	433,204	1,593,318	1,468,239
Diluted FFO allocable to unitholders	(92,384)	(86,687)	(315,739)	(295,575)
Diluted FFO allocable to common stockholders	$371,724	$346,517	$1,277,579	$1,172,664
Basic weighted average shares outstanding	221,317	219,861	221,024	220,259
Adjustments for dilution calculation:
Effect of stock options	868	923	903	871
Impact of Series C preferred unit conversion	502	1,068	912	1,086
Impact of Series I preferred unit conversion	3,111	3,293	3,230	3,369
Impact of Series I preferred stock conversion	10,873	10,812	10,816	10,736
Diluted weighted average shares outstanding	236,671	235,957	236,885	236,321
Weighted average limited partnership units outstanding	58,819	59,028	58,543	59,566
Diluted weighted average shares and units outstanding	295,490	294,985	295,428	295,887
Basic FFO per share	$1.61	$1.50	$5.50	$5.04
Percent Increase	7.3%		9.1%
Diluted FFO per share	$1.57	$1.47	$5.39	$4.96
Percent Increase	6.8%		8.7%

SIMON
Footnotes to Reconciliation of Net Income to FFO
Unaudited

Notes:

(1)          The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company’s computation of FFO may not be comparable to FFO reported by other REITs.

As defined by NAREIT, FFO is consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of real estate, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. The Company has adopted NAREIT’s clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting change or resulting from the sale of depreciable real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)          Includes the Company’s share of gains on land sales of $6.4 million and $6.8 million for the three months ended December 31, 2006 and 2005, respectively, and $41.0 million and $32.1 million for the twelve months ended December 31, 2006 and 2005, respectively.

(3)          Includes the Company’s share of straight-line adjustments to minimum rent of $5.6 million and $7.2 million for the three months ended December 31, 2006 and 2005, respectively, and $18.7 million and $22.9 million for the twelve months ended December 31, 2006 and 2005, respectively.

(4)          Includes the Company’s share of the fair market value of leases from acquisitions of $18.1 million and $22.3 million for the three months ended December 31, 2006 and 2005, respectively, and $70.7 million and $63.5 million for the twelve months ended December 31, 2006 and 2005, respectively.

(5)          Includes the Company’s share of debt premium amortization of $6.6 million and $7.3 million for the three months ended December 31, 2006 and 2005, respectively, and $29.4 million and $30.0 million for the twelve months ended December 31, 2006 and 2005, respectively.

(6)          Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.